Exhibit 99.1

STOCK PURCHASE AGREEMENT

by and among

ISONICS CORPORATION,

PROTECTION PLUS SECURITY CONSULTANTS, INC.,

MICHAEL CARIDI

and

PETER V. CHRISTIANSEN

Dated as of May 16, 2005

TABLE OF CONTENTS

1.	DEFINITIONS
Acquired Business
Affiliate Property
Agreement
Annual Financial Statements
Arbitrating Accountant
Base Net Working Capital
Benefit Plans
Claim
Closing
Closing Date
Closing Date Net Working Capital
Closing Date Net Working Capital Statement
Closing Receivables
COBRA
Code
Company
Company Authorized Stock
Contracts
Cut-Off Date
Effective Time
Employment Agreements
Environmental Claim
Environmental Laws
ERISA
ERISA Affiliate
Exchange Act
Existing Plans
Final Closing Date Net Working Capital
Final Closing Date Net Working Capital Statement

i

Financial Statements
Future Price
GAAP
Income Taxes
Income Tax Returns
Indebtedness
Indemnified Party
Indemnifying Party
Intellectual Property Rights
Interim Financial Statements
Investment
Law
Lease Agreement
Leased Real Estate
Losses
Materials of Environmental Concern
Negative Closing Date Adjustment Amount
Noncompetition Agreements
Parent
Parent Common Stock
Parent SEC Reports
Parent Stock Value
PBGC
Person
Professional and Transaction Fees
Purchase Price
Purchased Stock
Real Estate Leases
Released Liabilities
SEC

Securities Act
Seller
Seller Representative
Taxes
Tax Returns
Transaction Shares
2.	PURCHASE OF STOCK
	2.1	Stock Purchased
	2.2	Delivery of Stock
	2.3	Purchase Price
	2.4	Post-Closing Adjustment
	2.5	Allocation
	2.6	Price Protection
3.	CLOSING
	3.1	Closing Date
	3.2	Closing Deliveries
4.	REPRESENTATIONS AND WARRANTIES OF SELLERS
	4.1	Ownership of Purchased Stock; Authority
	4.2	Corporate Matters Regarding the Company
	4.3	Closing Receivables
	4.4	Consents
	4.5	Financial
	4.6	Absence of Changes
	4.7	Absence of Undisclosed Liability
	4.8	Powers of Attorney
	4.9	Litigation
	4.10	Licenses; Compliance With Laws and Regulations
	4.11	Title to and Condition of Property
	4.12	Taxes
	4.13	Vacation Pay

	4.14	Contracts and Commitments
	4.15	Patents, Trademarks and Trade Names
	4.16	Environmental Matters
	4.17	Computer Systems
	4.18	Transactions with Affiliates
	4.19	Bank Accounts
	4.20	No Pending Transactions
	4.21	Indebtedness; Investments
	4.22	Service Warranties
	4.23	Customer Complaints
	4.24	Benefit Claims
	4.25	Special Representations and Warranties of the Sellers
	4.26	Disclosure
	4.27	Representations and Warranties True at Closing
5.	REPRESENTATIONS AND WARRANTIES OF PARENT
	5.1	Organization Matters Regarding Parent
	5.2	Parent SEC Reports
	5.3	Disclosure
	5.4	Representations and Warranties True at Closing
6.	COVENANTS OF SELLERS
	6.1	Conduct Pending Closing Date
	6.2	Further Acts
	6.3	Seller Representative
	6.4	Released Liabilities
	6.5	Indebtedness
	6.6	No Breach of Representations and Warranties
	6.7	Affiliate Property
7.	COVENANTS OF PARENT
	7.1	Further Acts
	7.2	No Breach of Representations and Warranties

8.	MUTUAL COVENANTS AND WARRANTIES
	8.1	Publicity
	8.2	Specific Performance
	8.3	Brokerage
	8.4	Reasonable Efforts
	8.5	Closing Receivables
9.	TERMINATION OF AGREEMENT
	9.1	Causes
	9.2	Effect of Termination
	9.3	Right to Proceed
10.	CONDITIONS TO OBLIGATIONS OF PARENT
	10.1	Acts to be Performed
	10.2	Representations and Warranties
	10.3	Due Diligence
	10.4	No Material Adverse Change
	10.5	Ordinary Course
	10.6	Third-party Consents
	10.7	Statutory Requirements; Litigation
	10.8	Other Agreements and Documents
	10.9	Board Approval
	10.10	Liens
	10.11	Employment Agreements
	10.12	SEC Audited Statements
	10.13	Parent Stock Value
	10.14	Lease
11.	CONDITIONS TO OBLIGATION OF SELLERS
	11.1	Acts to be Performed
	11.2	Representations and Warranties
	11.3	Statutory Requirements; Litigation
	11.4	Other Agreements and Documents

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	11.5	Parent Stock Value
12.	SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS; INDEMNIFICATION
	12.1	Survival of Representations, Warranties, Agreements and Covenants
	12.2	Indemnification by Parent
	12.3	Indemnification by the Sellers
	12.4	Interest
	12.5	Procedures for Third-Party Claims
13.	GOVERNING LAW
14.	NOTICES
15.	EXHIBITS
16.	ENTIRE AGREEMENT; BINDING EFFECT
17.	HEADINGS
18.	EXPENSES
19.	AMENDMENT
20.	WAIVER
21.	TIME OF THE ESSENCE
22.	ASSIGNMENT
23.	COUNTERPARTS; FACSIMILE SIGNATURE

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made as of May 16, 2005, by and among ISONICS CORPORATION, a California corporation (“Parent”), PROTECTION PLUS SECURITY CONSULTANTS, INC., a New York corporation (“Company”), and MICHAEL CARIDI and PETER V. CHRISTIANSEN (individually, a “Seller” and collectively, the “Sellers”).

RECITALS

WHEREAS, the Company is engaged in the business of providing advanced security and investigative services;

WHEREAS, the Sellers own all of the issued and outstanding shares of the capital stock of the Company;

WHEREAS, the Parent desires to purchase from the Sellers, and the Sellers desire to sell to the Parent, all of the Purchased Stock upon the terms and subject to the conditions hereinafter set forth;

ACCORDINGLY, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.             DEFINITIONS.  For purposes of this Agreement, the following definitions shall apply:

Acquired Business.  “Acquired Business” shall mean the business operated by the Company up to the Closing (including without limitation providing security and investigative services and solutions).

Affiliate Property.  “Affiliate Property” shall mean the computers, furniture, fixtures and other tangible personal property listed on Schedule 1.1 attached hereto.

Agreement.  “Agreement” shall mean this Stock Purchase Agreement.

Annual Financial Statements.  “Annual Financial Statements” shall mean the annual financial statements (balance sheets, statements of earnings, statements of changes in stockholders’ equity, statements of cash flows and supplementary statements, together with footnotes) for the Company for the fiscal years ended December 31, 2001,  December 31, 2002, December 31, 2003 and December 31, 2004 prepared by the Company and heretofore delivered to the Parent by the Sellers.

Arbitrating Accountant.  “Arbitrating Accountant” shall have the meaning specified in Section 2.4 of this Agreement.

Base Net Working Capital.  “Base Net Working Capital” shall mean the amount of $150,000.

Benefit Plans.  “Benefit Plans” shall mean any pension plan, profit sharing plan, bonus plan, incentive compensation plan, stock ownership plan, stock purchase plan, stock option plan, stock appreciation plan, employee stock ownership plan, employee benefit plan, employee benefit policy, retirement plan, fringe benefit program, employee insurance plan, severance plan, disability plan, health care plan, sick leave plan, death benefit plan or any other plan or program to provide retirement income, fringe benefits or other benefits to former or current employees.

Claim.  “Claim” shall have the meaning specified in Section 12.5(a) of this Agreement.

Closing.  “Closing” shall mean the conference to be held at 10:00 a.m. Central Time, on the Closing Date at the offices of Michael Caridi, 645 Fifth Avenue, 8th Floor, New York, New York, or such other time and place as the Parent and the Seller may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated.  By agreement of the Parent and the Seller Representative, the Closing may be effected by mail, facsimile or electronic transmission, or other acceptable means.

Closing Date.  “Closing Date” shall mean the date specified in Section 3.1 of this Agreement.

Closing Date Net Working Capital.  “Closing Date Net Working Capital” shall mean (i) the sum of the dollar amounts as of the Effective Time of those asset accounts of the Company listed in Section A of Schedule 1.2 attached hereto (without giving effect to the consummation of the transactions contemplated by this Agreement), less (ii) the sum of the dollar amounts as of the Effective Time of those liability accounts of the Company listed in Section A of Schedule 1.2 attached hereto (without giving effect to the consummation of the transactions contemplated by this Agreement), all as determined from the books and records of the Company (absent manifest error) and in accordance with the methodologies and procedures set forth in Schedule 1.2 attached hereto.

Closing Date Net Working Capital Statement.  “Closing Date Net Working Capital Statement” shall have the meaning specified in Section 2.4 of this Agreement.

Closing Receivables.  “Closing Receivables” shall mean all of the notes and accounts receivable of the Company as of the Closing.

COBRA.  “COBRA” shall have the meaning specified in Section 4.14(d) of this Agreement.

Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended.

Company.  “Company” shall have the meaning set forth in the first paragraph of this Agreement.

Company Authorized Stock.  “Company Authorized Stock” shall mean the 5,000,000 authorized shares of common stock of the Company, $.01 par value.

Contracts.  “Contracts” shall mean the contracts, leases and agreements of the Company.

Cut-Off Date.  “Cut-Off Date” shall have the meaning specified in Section 12.1 of this Agreement.

Effective Time.  “Effective Time” shall have the meaning specified in Section 3.1 of this Agreement.

Employment Agreements.  “Employment Agreements” shall mean the employment agreements to be entered into by and between the Company and Michael Caridi, Peter V. Christiansen and William McLauthlen in the forms of Exhibits B-1, B-2 and B-3 attached hereto.

Environmental Claim.  “Environmental Claim” shall mean any claim, action, cause of action, investigation or notice by any person or entity alleging liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, or (ii) any violation, or alleged violation, of any Environmental Law.

Environmental Laws.  “Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or to the generation, manufacture, processing, handling, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

ERISA.  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate.  “ERISA Affiliate” shall mean a Person aggregated with another Person as a single employer under any of Sections 414(b), 414(c), 414(m), or 414(o) of the Code.

Exchange Act.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Existing Plans.  “Existing Plans” shall mean all Benefit Plans maintained by the Company or any ERISA Affiliate of the Company listed and described on Schedule 1.3 attached hereto.

Final Closing Date Net Working Capital.  “Final Closing Date Net Working Capital” shall have the meaning specified in Section 2.4 of this Agreement.

Final Closing Date Net Working Capital Statement.  “Final Closing Date Net Working Capital Statement” shall have the meaning specified in Section 2.4 of this Agreement.

Financial Statements.  “Financial Statements” shall mean the Annual Financial Statements and the Interim Financial Statements, collectively.

Future Price.  “Future Price” shall have the meaning specified in Section 2.6 of this Agreement.

GAAP.  “GAAP” shall mean United States generally accepted accounting principles.

Income Taxes.  “Income Taxes” shall mean all Taxes based on income determined under provisions of the Code and foreign, state and other taxes (including franchise taxes) based on income or gross receipts, including a Tax assessed on a corporation by reference to its income, gains, or profits, and shall include for the avoidance of doubt, any withholding tax and in each instance any interest, penalties or additions to tax attributable to such Tax.

Income Tax Returns.  “Income Tax Returns” shall mean all Tax Returns related to Income Taxes.

Indebtedness.  “Indebtedness” shall mean all liabilities or obligations of the relevant Person, whether primary or secondary or absolute or contingent:  (a) for borrowed money; or (b) evidenced by notes, bonds, debentures, guaranties or similar obligations; or (c) under leases which in accordance with GAAP constitute capital leases; or (d) secured by liens on any assets of that Person; or (e) resulting from cash, book or bank account overdrafts.

Indemnified Party.  “Indemnified Party” shall have the meaning specified in Section 12.5(a) of this Agreement.

Indemnifying Party.  “Indemnifying Party” shall have the meaning specified in Section 12.5(a) of this Agreement.

Intellectual Property Rights.  “Intellectual Property Rights” shall mean patents, trade marks, service marks, logos, trade names, internet domain names, rights in designs, brand names, logos, copyrights, and moral rights, database rights, rights in know-how, trade secrets, discoveries, inventions, formulae, process, procedures, computer software programs and subsequent versions thereof, including all source code, object, executable or binary code, and other intellectual property rights, in each case whether registered or unregistered, licensed or owned, and including applications for registration, licenses pertaining thereto, and all rights or forms of protection having equivalent or similar effect anywhere in the world.

Interim Financial Statements.  “Interim Financial Statements” shall mean the unaudited, internally prepared interim monthly financial statements (balance sheet and statement of income) for the Company for the four-month period ending April 30, 2005, heretofore delivered by the Sellers to Parent.

Investment.  “Investment” by any Person shall mean:  (a) any transfer or delivery of cash, stock or other property or value by such Person in exchange for Indebtedness, stock or any other security of another Person; (b) any loan, advance or capital contribution to or in any other Person; (c) any guaranty, creation or assumption of any liability or obligation of any other Person; and (d) any investments in any fixed property or fixed assets other than fixed properties and fixed assets acquired and used in the ordinary course of the business of that Person.

Law.  “Law” shall mean any foreign, federal, state, local or other governmental law, rule or regulation of any kind, and the rules and regulations promulgated thereunder.

Lease Agreement.  “Lease Agreement” shall mean the lease agreement to be entered into by and between the Company and Caridi Bros. Partnership in the form of Exhibit A attached hereto.

Leased Real Estate.  “Leased Real Estate” shall mean the real property subject to the Real Estate Leases, including all buildings, structures, improvements and fixtures thereon.

Losses.  “Losses” shall mean damages, liabilities, deficiencies, claims, actions, demands, judgments, interest, losses, diminutions in value or costs or expenses of whatever kind or nature (including, without limitation, reasonable attorneys’ fees).

Materials of Environmental Concern.  “Materials of Environmental Concern” shall mean any substance or material that is on the date hereof or on the Closing Date prohibited, controlled or regulated by any governmental authority under any Environmental Law, including, without limitation, chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, petroleum derivatives or other hydrocarbons, petroleum products, dangerous substances, designated substances, controlled products or subject waste, all as defined in or pursuant to any Environmental Law.

Negative Closing Date Adjustment Amount.  “Negative Closing Date Adjustment Amount” shall have the meaning specified in Section 2.4 of this Agreement.

Noncompetition Agreements.  “Noncompetition Agreements” shall mean the noncompetition agreements to be entered into by and among Parent, the Company, Michael Caridi and Peter Christiansen in the forms of Exhibits C-1 and C-2 attached hereto.

Parent.  “Parent” shall have the meaning set forth in the first paragraph of this Agreement.

Parent Common Stock.  “Parent Common Stock” shall mean the common stock, no par value, of the Parent.

Parent SEC Reports.  “Parent SEC Reports” shall have the meaning specified in Section 5.2 of this Agreement.

Parent Stock Value.  “Parent Stock Value” shall mean the average closing price of Parent Common Stock on the NASDAQ Small Cap Market on each of the ten consecutive trading days ending four business days prior to the Closing.  Such average shall be rounded to the nearest one-thousandth.

PBGC.  “PBGC” shall mean the Pension Benefit Guaranty Corporation.

Person.  “Person” shall mean a natural person, corporation, trust, partnership, limited liability company, governmental entity, agency or branch or department thereof, or any other legal entity.

Professional and Transaction Fees.  “Professional and Transaction Fees” shall mean any and all consulting, accounting, legal, brokerage or finder fees, expenses or charges incurred or arising on behalf of the Sellers or the Company in connection with the negotiation, preparation, execution, planning or performance of this Agreement or the transactions contemplated hereby, and any other such expenses incurred by the Sellers or the Company prior to the Closing as a result of their respective obligations hereunder.

Purchase Price.  “Purchase Price” shall have the meaning specified in Section 2.3 of this Agreement.

Purchased Stock.  “Purchased Stock” shall mean all of the issued and outstanding shares of Company Authorized Stock.

Real Estate Leases.  “Real Estate Leases” shall mean the real estate leases, subleases and other occupancy agreements to which the Company is a party listed separately as such on Schedule 1.4 attached hereto.

Released Liabilities.  “Released Liabilities” shall mean the claims, liabilities and obligations as of the Closing set forth on Schedule 1.5 attached hereto.

SEC.  “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act.  “Securities Act” shall mean the Securities Act of 1933, as amended.

Seller.  “Seller” and “Sellers” shall have the meanings set forth in the first paragraph of this Agreement.

Seller Representative.  “Seller Representative” shall mean the Person appointed to that position as provided in Section 6.3 of this Agreement.

Taxes.  “Taxes” shall mean all taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or, including without limitation, income, gross receipts, ad valorem, value-added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth, franchise taxes (if not based on income), estimated taxes, withholding, employment, social security, workers’ compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax.

Tax Returns.  “Tax Returns” shall mean all returns, declarations, reports, claims for refund and information returns and statements of any Person required to be filed or sent by or with respect to it in respect of any Taxes, including any schedule or attachment thereto and any amendment thereof.

Transaction Shares.  “Transaction Shares” shall mean the restricted shares of Parent Common Stock to be issued to the Sellers pursuant to Section 2.3(b)(ii) of this Agreement.

2.             PURCHASE OF STOCK.

2.1           Stock Purchased.  Subject to and upon the terms and conditions set forth in this Agreement, Sellers will validly sell, transfer, assign and convey to Parent, and Parent will accept and purchase from Sellers, on the Closing Date, the Purchased Stock.

2.2           Delivery of Stock.  At the Closing, the Sellers shall deliver, transfer and assign all of the Purchased Stock to Parent by delivering stock certificates representing all of the Purchased Stock duly endorsed or accompanied by stock powers duly executed in blank, with any required transfer stamps applied thereto, and otherwise in proper form for transfer, as shall be necessary to vest in Parent good and marketable title to such Purchased Stock free and clear of all liens, claims and encumbrances of any kind whatsoever, all such documents to be in form and substance satisfactory to counsel for Parent.

2.3           Purchase Price.

(a)           Amount.  The purchase price to be paid by Parent to the Sellers for the Purchased Stock (the “Purchase Price”) shall be the amount determined as follows:

(i)            $3,625,000; minus,

(ii)           the Negative Closing Date Adjustment Amount, if any.

(b)           Payment.  Subject to Section 2.4 of this Agreement, the Purchase Price shall be payable in cash and stock as follows:

(i)            At Closing, Parent shall deliver $2,500,000 to the Sellers by wire transfer of immediately available funds to an account or accounts designated in writing by the Seller Representative, with the amount to each Seller determined as set forth on Schedule 4.2(d) attached hereto; and

(ii)           Within five (5) business days after the Closing, Parent shall deliver to the Sellers that number of restricted shares of Parent Common Stock determined by dividing $1,125,000 by the Parent Stock Value, with the number of such shares allocable to each Seller determined as set forth on Schedule 4.2(d) attached hereto.

(c)           No Fractional Shares.  No fractional shares of Parent Common Stock shall be issued pursuant to Section 2.3(b)(ii) above.  Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest by the Parent Stock Value.  Promptly after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Parent shall deliver such amount to such holder.

2.4           Post-Closing Adjustment.

(a)           As promptly as practicable after the Closing Date (but in no event later than 60 days after the Closing Date) Parent will prepare and deliver to the Seller Representative a net working capital statement of the Company (the “Closing Date Net Working Capital Statement”), setting forth the Closing Date Net Working Capital.  The Closing Date Net Working Capital Statement shall be prepared and the Closing Date Net Working Capital shall be determined in accordance with the methodologies and procedures set forth on Schedule 1.2 attached hereto (without giving effect to the consummation of the transactions contemplated by this Agreement).

(b)           If the Seller Representative claims that the Closing Date Net Working Capital Statement has not been prepared in accordance with the requirements of Section 2.4(a) above, it will deliver to Parent a statement describing with reasonable detail the basis for any such claim within 30 days after receiving the Closing Date Net Working Capital Statement.  Parent and the Seller Representative will use reasonable efforts to resolve any such claims themselves.  If they do not obtain a final resolution within 120 days after the Closing Date, however, Parent and the Seller Representative will select an accounting firm from among the “Big Four” accounting firms or a regional accounting firm mutually acceptable to them to resolve any remaining such claims; if Parent and the Seller Representative are unable to agree on the choice of an accounting firm, they will select a nationally recognized accounting firm by lot (after excluding any such firm affiliated with Parent, the Company or Sellers) (the “Arbitrating Accountant”).  Upon submission to the Arbitrating Accountant for resolution, Parent shall indicate in writing its position on each disputed matter and the Seller Representative shall do likewise.  The Arbitrating Accountant shall make a written determination on each disputed matter no later than 180 days after the Closing Date and such determination will be conclusive and binding upon Parent and Sellers with respect to that disputed matter.  The proposed Closing Date Net Working Capital Statement will be revised as appropriate to reflect the resolution of any such claims pursuant to this Section 2.4(b).  The term “Final Closing Date Net Working Capital Statement” means the Closing Date Net Working Capital Statement, together with any revisions thereto pursuant to this Section 2.4(b), and the term “Final Closing Date Net Working Capital” means the Closing Date Net Working Capital, together with any revisions thereto pursuant to this Section 2.4(b).  The fees and expenses of the Arbitrating Accountant shall be paid by the Party (Parent or Sellers) against whom in excess of 50% of the aggregate disputed amount is determined by the Arbitrating Accountant, or if 50% of the aggregate disputed amount is determined against each Party then each Party shall pay one-half of such fees and expenses.

(c)           Parent will make the work papers and back-up materials used in preparing the Closing Date Net Working Capital Statement, and any books and records of the Company, available to the Seller Representative and its accountants and other representatives and to the Arbitrating Accountant resolving any claim concerning the Closing Date Net Working Capital Statement at reasonable times and upon reasonable notice at any time during (i) the preparation of the Closing Date Net Working Capital Statement, (ii) the review by the Seller Representative of the Closing Date Net Working Capital Statement, and (iii) the resolution by Parent and the Seller Representative and/or the Arbitrating Accountant of any objections thereto.

(d)           The Seller Representative will make any work papers and back-up materials necessary for the Closing Date Net Working Capital Statement, and its accountants and other representatives, available to Parent and its accountants and other representatives and to the Arbitrating Accountant resolving any claim concerning the Closing Date Net Working Capital Statement at reasonable times and upon reasonable notice at any time during (i) the preparation of the Closing Date Net Working Capital Statement, (ii) the review by the Seller Representative of the Closing Date Net Working Capital Statement, and (iii) the resolution by Parent and the Seller Representative and/or Arbitrating Accountant of any objections thereto.

(e)           The Purchase Price will be adjusted if the Final Closing Date Net Working Capital is less than the Base Net Working Capital.  If the Final Closing Date Net Working Capital is less than the Base Net Working Capital, then the Purchase Price will be decreased on a dollar-for-dollar basis by the amount of such deficiency (the “Negative Closing Date Adjustment Amount”).  In such event, the Seller Representative will cause the Sellers to pay the Negative Closing Date Adjustment Amount to Parent together with interest for the period from the Closing Date to the date of payment at the rate specified in Section 12.4 of this Agreement, by wire transfer of immediately available funds to an account designated by Parent in writing, no later than three business days after the completion of the Final Closing Date Net Working Capital Statement.

2.5           Allocation.  The Purchase Price shall be allocated to the Sellers as set forth in Schedule 4.2(d) attached to this Agreement.  Any increase or decrease in the Purchase Price resulting from the post-closing adjustment described in Section 2.4 of this Agreement shall be allocated to the Sellers on a proportionate basis consistent with Schedule 4.2(d) hereto.

2.6           Price Protection.  In the event the Future Price is less than the Parent Stock Value, the Parent shall pay to each Seller an amount equal to (i) the amount determined by subtracting the Future Price from the Parent Stock Value, multiplied by (ii) the number of Transaction Shares issued to such Seller pursuant to Section 2.3(b)(ii) of this Agreement.  For purposes of this Section 2.6, “Future Price” shall mean the greater of (i) the closing price of Parent Common Stock on the NASDAQ Small Cap Market on the trading day immediately preceding the first trading day on which either Seller may sell any of the Transaction Shares pursuant to SEC Rule 144 or an effective registration statement (whichever comes first) or (ii) the average closing  price of Parent Common Stock on the NASDAQ Small Cap Market on each of the ten consecutive trading days ending on the trading day immediately preceding the first trading day on which either Seller may sell any of the Transaction Shares pursuant to SEC Rule 144 or an effective registration statement (whichever comes first).  In the event of any recapitalization, stock split or reverse split, combination or exchange of shares, stock dividend or other capital change affecting the Parent Common Stock, an equitable and appropriate corresponding adjustment to the Parent Stock Value shall be made for purposes of this Section 2.6 to prevent substantial dilution or enlargement of the rights of the Sellers under this Section 2.6.  Any amount payable by the Parent pursuant to this Section 2.6 shall be paid within ten (10) business days after the first trading day on which either Seller may sell any of the Transaction Shares pursuant to either SEC Rule 144 or an effective registration statement (whichever comes first).

3.             CLOSING.

3.1           Closing Date.  The Closing shall take place on May 16, 2005, or at such other time and date as the Seller Representative and Parent may mutually agree.  For financial and accounting purposes, but not for risk of loss or liability purposes, the Closing shall be considered to be effective as of 12:01 a.m. Eastern Time on the Closing Date (the “Effective Time”).

3.2           Closing Deliveries.

(a)           By Company and Sellers.  At the Closing, the Company and the Sellers, as applicable, shall deliver to Parent the following:

(i)            the Lease Agreement, duly executed by Michael Caridi;

(ii)           the Noncompetition Agreements, duly executed by Michael Caridi, Peter Christiansen and the Company;

(iii)          the stock certificates representing all of the shares of the Purchased Stock, together with the stock powers described in Section 2.2, duly endorsed in blank by the Sellers;

(iv)          the certificate of incorporation of the Company certified as of the most recent practicable date by the New York Secretary of State;

(v)           a certificate of the Secretary of State of New York and the States listed on Schedule 4.2(a) as to the good standing of the Company as of the most recent practicable date in each of such jurisdictions;

(vi)          the legal opinion of counsel for the Sellers as to the matters set forth in Exhibit D attached hereto;

(vii)         the authorizations, consents and approvals set forth in Schedule 4.4 attached hereto, and estoppel certificates from the landlords under the Real Estate Leases in a form acceptable to Parent;

(viii)        payment in full by wire transfer or bank cashier’s check of all outstanding loans and advances from the Company to the Sellers and any affiliates of the Sellers;

(ix)           the duly executed resignations of all officers and directors of the Company from all offices and directorships of the Company held by them;

(x)            a certificate of the Seller Representative dated the Closing Date and signed by the Seller Representative (A) to the effect that the conditions set forth in Sections 10.1 and 10.2 of this Agreement have been satisfied, (B) certifying to the accuracy of copies of the Certificate of Incorporation and Bylaws of the Company, as amended to date, attached thereto, and (C) certifying to the names of all officers and directors of the Company as of immediately prior to the Closing;

(xi)           the original corporate record books and stock record books of the Company;

(xii)          the Employment Agreements, duly executed by each individual who is a party thereto; and

(xiii)         the assignment and bill of sale described in Section 6.7 of this Agreement, duly executed by the owner(s) of the Affiliate Property.

(b)           By Parent.  At the Closing (except as provided in Section 3.2(b)(ii) below), Parent shall deliver to the Sellers the following:

(i)            the Noncompetition Agreements, duly executed by Parent;

(ii)           the Transaction Shares as provided in Section 2.3 of this Agreement (to be delivered within five (5) business days after the Closing);

(iii)          payment by wire transfer of the balance of the Purchase Price as provided in Section 2.3 of this Agreement;

(iv)          the Employment Agreements, duly executed by the Company;

(v)           a certificate of the Parent dated the Closing Date and signed on its behalf by a duly authorized officer of the Parent to the effect that the conditions set forth in Sections 11.1 and 11.2 of this Agreement have been satisfied; and

(vi)          the Lease Agreement, duly executed by the Company.

4.             REPRESENTATIONS AND WARRANTIES OF SELLERS.  For the purpose of inducing Parent to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers jointly and severally represent and warrant to Parent and agree that:

4.1           Ownership of Purchased Stock; Authority.

(a)           Ownership.  The Sellers are the owners of, and have good and marketable title to, all of the shares of the Purchased Stock as set forth in Schedule 4.2(d) attached hereto, free and clear of all liens, claims and encumbrances, and have full legal title and power and the authorizations and approvals necessary to transfer and deliver the shares of the Purchased Stock to Parent.  No Seller has granted a currently effective power of attorney or proxy to any Person with respect to all or any portion of the Purchased Stock.  Upon delivery of the certificates for the Purchased Stock by the Sellers pursuant to this Agreement, Parent will acquire good and marketable title to and full ownership of the Purchased Stock, free and clear of all liens, claims and encumbrances.

(b)           Authority.  The Sellers have all requisite power and authority to enter into this Agreement, and the related agreements referred to herein, and to carry out their obligations hereunder.  This Agreement and the related agreements, documents and instruments referred to herein have been duly executed and delivered by the Sellers and constitute the valid and legally binding obligations of the Sellers, enforceable against the Sellers in accordance with their respective terms.

4.2           Corporate Matters Regarding the Company.

(a)           Organization and Qualification; Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.  The Company is duly qualified and/or licensed, as the case may be, and in good standing in each of the jurisdictions listed for it on Schedule 4.2(a), which are the only jurisdictions where the nature of its activities or the character of the properties owned, leased or operated by it require such qualification or licensing.  The Company has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted.

(b)           Subsidiaries.  The Company has no subsidiaries.

(c)           Compliance; Binding Effect.  The execution and delivery of this Agreement and the related agreements, documents and instruments referred to herein, and the consummation of the transactions contemplated hereby, will not: (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company; or (ii) constitute a default under, or constitute an event which with the giving of notice or the lapse of time or both would become a default under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets of the Company under, or create any rights of termination, cancellation, purchase, or acceleration in any Person under, any mortgage, lien, lease, agreement or other instrument or obligation to which any Seller or the Company is a party or by which any Seller or the Company or its assets are bound; or (iii) violate or conflict with any Law, order, writ, injunction, judgment, arbitration award, decree or other restriction of any kind or character to which any Seller or the Company or its assets are subject or bound.

(d)           Capitalization of the Company; Ownership of Capital Stock.

(i)            The entire authorized capital stock of the Company consists of the Company Authorized Stock, of which 5,000,000 shares are issued and outstanding.  Schedule 4.2(d) to this Agreement sets forth the number of shares of the Company Authorized Stock owned by the Sellers, who are the only owners of any equity interest in the Company.  All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Sellers as set forth in Schedule 4.2(d) attached hereto free and clear of all liens, claims, encumbrances and restrictions whatsoever.  No shares of Company Authorized Stock or other ownership interests in the Company are reserved for issuance or are held as treasury shares, except as set forth in Schedule 4.2(d) to this Agreement.  The Company has complied with, and is in compliance with, all applicable securities Laws, including without limitation with respect to the issuance of any shares of Company Authorized Stock.

(ii)           Except for this Agreement, there are no outstanding options, warrants, conversion rights or other rights to subscribe for or purchase, or other contracts with respect to, any capital stock of the Company pursuant to which the Company is or may become obligated to issue or redeem or exchange any shares of the Company’s capital stock.

(e)           Certificates; Bylaws; Minute Books; Records.  The Sellers have heretofore delivered to Parent true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended and in effect on the date of this Agreement.  The minute books of the Company which heretofore have been provided to Parent for examination contain complete and accurate records of all corporate action taken by the board of directors and stockholders of the Company through the date hereof, and completely and accurately reflect all transactions in the shares of capital stock of the Company.  The accounting books and records of the Company are complete and correct and are maintained in a manner consistent with past practice.  The officers and directors of the Company are as set forth in Schedule 4.2(e) to this Agreement.

4.3           Closing Receivables.  The Closing Receivables are fully collectible without recourse to litigation; there are no disputed Closing Receivables; all credits due the debtors of the Closing Receivables have been deducted and the Closing Receivables are subject to no defense or setoff; and no debtor owing any of such Closing Receivables has filed under the provisions of any bankruptcy, reorganization, insolvency or other similar laws since January 1, 2004.  For purposes of this Section 4.3 and Section 8.5 of this Agreement, Closing Receivables shall be considered uncollectible if they remain unpaid and outstanding 180 days after the date of the original invoice or applicable note.

4.4           Consents.  No consent, approval, authorization or order of any court, governmental agency or body, or third party is required for the consummation by the Sellers of the transactions contemplated by this Agreement, except those set forth in Schedule 4.4 attached hereto.

4.5           Financial.  The Sellers previously furnished to Parent true and correct copies of the Financial Statements, all of which are attached hereto as Schedule 4.5(a).  (For all purposes of this Agreement, the notes at the bottom of the pages of the Financial Statements for the fiscal years ended December 31, 2003 and December 31, 2004 and for the four-month period ended April 30, 2005, which read “NOTE:  This is an INTERNAL PRELIMINARY REPORT ONLY” and “NOTE:  This is an INTERNAL DRAFT REPORT ONLY”, shall be ignored and deemed stricken therefrom and shall not be of any legal force or effect.)  Except as indicated separately in Schedule 4.5(b) attached hereto, the Financial Statements are true, correct and complete, were prepared in accordance with GAAP consistently applied through the applicable periods involved (except that the Interim Financial Statements are subject to normal year-end adjustments and do not include footnotes), and present fairly and accurately the financial condition of the Company as of the respective dates of such Financial Statements and the results of operations for the respective periods then ended.  Since January 1, 2004, there has been no change in the accounting methods or practices of the Company, no change in its policies with respect to depreciation or amortization including useful lives of assets or rates for depreciation or amortization, and no change in its policies with respect to pricing inventory or capitalizing costs.

4.6           Absence of Changes.

(a)           Except as set forth in Schedule 4.6 attached hereto and except as disclosed in the Financial Statements, since January 1, 2004, there has been no (i) adverse change in the business, property or condition (financial or otherwise) or results of operations of the Company, either individually or taken as a whole, from that shown in the Financial Statements, (ii) damage, destruction or loss (whether or not covered by insurance) which singly or in the aggregate adversely affects the Company’s assets, the Leased Real Estate or the business or financial condition of the Company, (iii) commitment to increase or effected increase in either the rate of compensation or the actual compensation payable or to become payable by the Company to any of its officers or employees over the amount paid for the calendar year ended December 31, 2003, (iv) new contract, agreement, license or transaction or termination of any previously existing contract, agreement or license other than in the ordinary course of business, (v) actual or threatened labor trouble or strike affecting the Company, (vi) cancellation or other termination of a relationship with the Company, or notice to the Company of a future cancellation or other termination of a relationship with the Company, by any single supplier or customer of the Company who accounted for more than 2% of the Company’s purchases or sales, determined by reference to the Company’s fiscal year ended December 31, 2004, (vii) commitment for, declaration, setting aside, or payment of any dividend or other distribution in respect of the Company’s capital stock, (viii) transaction or transactions by the Company outside the ordinary course of business, or (ix) other occurrence, event or condition which adversely affects or is reasonably likely to adversely affect the Company, its assets, or its business.

(b)           Except as set forth in Schedule 4.6 attached hereto, since January 1, 2000, there has been no direct or indirect redemption, purchase or other acquisition by the Company of any shares of its capital stock.

4.7           Absence of Undisclosed Liability.  Except as set forth in Schedule 4.7 attached hereto, there are no liabilities of any kind whatsoever, whether direct, indirect, accrued, contingent or absolute, and whether or not determined or determinable (other than (i) the liabilities set forth on the face of the most recent balance sheet included in the Financial Statements (rather than in any notes thereto) and (ii) liabilities that have arisen since the date of the most recent balance sheet included in Financial Statements in the ordinary course of the Acquired Business and are disclosed in the schedules to this Agreement), to which the Company or the Acquired Business will be subject following consummation of the transactions contemplated hereby, and there is no existing claim, condition, situation or set of circumstances that could reasonably be expected to result in any such liability.

4.8           Powers of Attorney.  Except as set forth in Schedule 4.8 hereto, there are no employees or agents of the Company who hold powers of attorney to act with respect to the Company, its assets or the Acquired Business.

4.9           Litigation.  Except as set forth in Schedule 4.9 hereto, the Company is not bound by any order, judgment, stipulation or consent decree of any court or governmental agency affecting its assets, or limiting or affecting its operations; there is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the knowledge of the Sellers, threatened that could adversely affect the business, financial condition or assets of the Company, and the Company has not committed any act that would give rise to any such legal action or proceeding; the Company has not committed any unfair labor practices that have not heretofore been corrected and fully remedied, and there are no labor strikes, filed grievances or other labor troubles pending or, to the knowledge of the Sellers, threatened against the Company, and there is no pending arbitration proceeding arising out of any union agreement to which the Company is or was a party; there are not currently pending or, to the knowledge of the Sellers, threatened against the Company any investigations of charges or complaints, and there are no outstanding uncorrected or unresolved citations, charges, complaints, orders or judgments, issued or made by any governmental agency, or by a court, with respect to its application or enforcement of the Laws relating to the Company’s business operations, environmental protection, labor relations, employee safety and health, wages, hours and other labor standards, and fair employment; and no judgment or pending or, to the knowledge of the Sellers, threatened claim exists under any applicable worker’s compensation Law by reason of employment of the employees of the Company that is not fully covered by worker’s compensation insurance.

4.10         Licenses; Compliance With Laws and Regulations.

(a)           Governmental Licenses; Notices.  Except as set forth in Schedule 4.10(a) hereto, the Company has all governmental licenses and permits necessary to conduct its business, and such licenses and permits are in full force and effect and listed on Schedule 4.10(a) hereto.  Except as set forth in Schedule 4.10(a) hereto, none of such licenses or permits will expire within six months after the Closing Date.  Except as set forth in Schedule 4.10(a) hereto, no violations are or have been recorded and remain outstanding in respect of such licenses or permits and no proceeding looking toward the revocation or limitation of any of them is pending or threatened.  Set forth in attached Schedule 4.10(a) is a complete list of all inspection reports, complaints, citations and notices of violations or alleged violations received by the Company within the period of two (2) years prior to the date hereof from any governmental agency having jurisdiction over the Company or its business.

(b)           Compliance With Laws and Standards.  Except as provided in Schedule 4.10(b) attached hereto, the Company is in compliance with all applicable Laws relating to the operation of its business, its assets, its products, labor relations, employment matters and employee safety and health, including, without limitation, all zoning, building, fire, plumbing, health, safety, wage and hour and fair employment Laws, and no notice has been served upon it claiming violation of any of the foregoing.  Except as provided in Schedule 4.10(b) attached hereto, the use of the Leased Real Estate by the Company complies with all Laws, easements and restrictions, if any.

4.11         Title to and Condition of Property.

(a)           Real Property Used.  The Leased Real Estate constitutes all real property used by the Company in the Acquired Business.

(b)           Title.  Except for the Affiliate Property, the Company owns good and marketable title to, and has undisputed possession of, all of its assets and properties, free and clear of all options, adverse claims, restrictions, tenancies, debts, claims, security interests, defects of title, mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.  All of the Affiliate Property is owned by the affiliate(s) of Sellers listed on Schedule 1.1 hereto.

(c)           Condition; Sufficiency.  The assets of the Company (together with the Leased Real Estate) constitute all of the property relating to or used or held for use in connection with the Acquired Business on this date, and comprise all property necessary for the continued conduct of the Acquired Business after the Closing by the Company as conducted prior to the Closing by the Company.  Subject only to ordinary wear and tear, the Affiliate Property and the assets of the Company are usable and used in the Acquired Business, have been well maintained and are in good operating condition and repair.  Since January 1, 2004, no such asset essential to the operation of the Acquired Business has been destroyed, diverted by the Company to other uses, or otherwise disposed of by the Company without having been adequately replaced.

(d)           Insurance.  The Company, the Acquired Business, the Leased Real Estate and all of the Company’s assets have been and are insured, and will be insured through the Closing Date, in the amounts and against the risks set forth in Schedule 4.11(d) attached hereto.  The Company is not in default with respect to any provision contained in any insurance policy for the Company and it has not failed to give notice or present any claim under any such policy in due and timely fashion.  During the last two years, the Company has not had any insurance policy or coverage thereunder cancelled, withdrawn or not renewed by the insurer.  The Company has not received notice of and neither Seller is aware of any cancellation or threat of cancellation of such insurance.  Except as set forth in Schedule 4.11(d) attached hereto, no property damage, personal injury or products liability claims have been made, or are pending, against the Company that are not fully covered by insurance (except to the extent of co-insurance and deductibles reflected in the applicable insurance policies).

(e)           Real Estate.  Except as set forth in Schedule 4.11(e) to this Agreement, there are no commenced or, to the knowledge of the Sellers, planned public improvements related to the Leased Real Estate which may result in special assessments or area-wide charges for which the Company would be responsible (as lessee of the Leased Real Estate), or which might otherwise adversely affect such Leased Real Estate; there are no structural or mechanical defects in the Leased Real Estate, including adequacy and quality of well and sanitary disposal systems; there is no violation of or nonconformance with any Law requiring or calling attention to the need for any work, repairs, construction, alteration or installation affecting the Leased Real Estate; and prior to or upon termination or expiration of the Real Estate Leases, the Company has no obligation under the Real Estate Leases to restore the Leased Real Estate to its original condition with respect to any improvements or alterations that have been made to or on the Leased Real Estate.

(f)            Supplies.  The supplies included in the assets of the Company consist of a quantity and quality usable in the ordinary course of business of the Company.

4.12         Taxes.

(a)           Except as set forth in Schedule 4.12(a) attached hereto, the Company (i) has timely filed with the appropriate governmental agencies all Tax Returns required to be filed by it as of the date of this Agreement for all periods ended prior to the date of this Agreement, (ii) has not requested any extensions with respect to such Tax Returns that are still outstanding, (iii) has paid all Taxes shown as payable on such Tax Returns, and (iv) has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement, waiver or other document or arrangement that is currently in effect and that extends or has the effect of extending the period for assessment or collection of Taxes (including without limitation any applicable statute of limitation).  No power of attorney with respect to any Tax matter of the Company is currently in force.  All Tax Returns filed by the Company were correct and complete.

(b)           All Taxes that the Company is required by Law to pay, withhold or collect for all periods ending on or prior to the Closing Date have been correctly reported and fully paid, withheld or collected (including without limitation all Taxes related to the issuance of shares of Company Authorized Stock to Peter V. Christiansen as compensation prior to the date of this Agreement).  Prior to the date of this Agreement, the Sellers contributed to the capital of the Company not less than $334,416.33, which the Company used to pay the Taxes it was obligated to withhold, collect and pay with respect to the shares of Company Authorized Stock issued to Peter V. Christiansen as provided in the preceding sentence.

(c)           Except as described in Schedule 4.12(c) attached hereto, neither the Internal Revenue Service nor any other taxing authority has audited any Tax Return filed by the Company for any open years of such Company preceding the Closing Date.  Except as set forth on Schedule 4.12(c) attached hereto, no notice has been received from, and no claim has been made by, a taxing authority in a jurisdiction where the Company does not file Tax Returns such that it may be subject to taxation by that jurisdiction.

(d)           Except as set forth in Schedule 4.12(d) attached hereto, the Company has not used the cash method of accounting for any portion of its business in the last three years.  The Company has not agreed to and is not required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by the Company and neither the Internal Revenue Service nor any other taxing authority has proposed any such adjustment or change in accounting method, and the Company has no application pending with any taxing authority requesting permission  for any such changes in accounting methods.

(e)           The Company has not executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign Law.

(f)            Except as set forth in Schedule 4.12(f) attached hereto, there are no audits or investigations by any taxing authority in progress of which the Company has received notice and the Company has not received any written notice from any taxing authority that it intends to conduct such an audit or investigation.  No issue has been raised in any written notice to the Company by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

(g)           The Company is not subject to any private letter ruling of the Internal Revenue Service or any comparable ruling of any state, local, or foreign taxing authority.

(h)           Except as described in Schedule 4.12(h) attached hereto, the Company is not a party to any Tax allocation or Tax sharing agreement or obligation.

(i)            The Company has not been and is not a United States real property holding corporation within the meaning of Section 897(c)(1)(A) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  Neither Seller is a foreign person subject to withholding under Code Section 1445.

(j)            The Company has not been a member of an affiliated group filing a consolidated, combined or unitary income Tax Return, except as described in Schedule 4.12(j) attached hereto.

(k)           Schedule 4.12(k) lists all federal, state, local and foreign Income Tax Returns filed with respect to the Company for taxable periods ending on or after January 1, 1999, indicates those Income Tax Returns that have been audited and indicates those Income Tax Returns that currently are the subject of an audit or examination.

(l)            The Sellers have made available to Parent correct and complete copies of all Income Tax Returns of, and examination reports and statements of deficiencies assessed against or agreed to by, the Company since January 1, 2000.

(m)          The Company has disclosed on its Income Tax Returns all positions taken therein that, unless so disclosed, could give rise to a substantial understatement of Income Tax within the meaning of Code Section 6662.

(n)           The Company has not been a participant in a “reportable transaction” as defined in Treasury Regulations Section 1.6011-4.

(o)           The Company has not made payments, is not obligated to make payments and is not a party to a contract that could obligate it to make payments that will not be deductible under Code Section 280G.

(p)           The Company has not had a permanent establishment in any foreign country or engaged in a trade or business in any foreign country.

(q)           In the past three years, the Company has not been a party to a transaction that is reported to qualify as a reorganization within the meaning of Code Section 368, distributed a corporation in a transaction that is reported to qualify under Code Section 355, or been distributed in a transaction that is reported to qualify under Code Section 355.

(r)            The Company has duly and validly elected to be treated as an S corporation pursuant to Code Section 1362(a) and the Laws of each State in which it does business that allows for S corporation treatment.  This election is currently effective and valid, and no event has occurred that would terminate the Company’s S status.  No taxing authority has challenged the effectiveness of this election.  The Company has no potential liability for Taxes under Code Section 1374 (or any similar provision of foreign, state, or local law).

4.13         Vacation Pay.  Schedule 4.13 attached hereto sets forth the true and correct amount of vacation, holiday and sick pay unpaid as of the date hereof for all employees of the Company (i) who have not as of the date hereof taken vacation, holiday or sick time earned prior to the date hereof; or (ii) who have not earned vacation, holiday or sick time as of the date hereof but will earn vacation, holiday or sick time for any period or partial period of employment prior to the date hereof if they continue as employees of the Company to the date when such vacation, holiday or sick time will accrue to them.  Except as set forth in Schedule 4.13 attached hereto, as of the date hereof, the Company has no liability, obligation or commitment to any of its employees for vacation, holiday or sick pay earned or accrued up to and including the date hereof, whether or not vested.

4.14         Contracts and Commitments.

(a)           Significant Contracts.  Except for the Contracts set forth in Schedule 4.14(a) to this Agreement, the Company is not a party to, and is not in any way obligated under, (i) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or compete with any Person, (ii) any contract, agreement or commitment with any of the Company’s present or past officers, employees, agents, consultants or advisors that is not cancelable by the Company on notice of not longer than thirty (30) days and without liability, penalty or premium, (iii) any contract, agreement or commitment relating to the disposition of assets of the Company, other than in the ordinary course of business, (iv) any agreement requiring the consent of any other person to the transfer or the sale by the Company of all or substantially all of the Company’s assets, (v) any lease of, or agreement to purchase or sell, any capital asset; (vi) any management, consulting, personal service, agency or other contract which provides for rendition of services or for any commission, bonus, incentive, consulting or additional compensation; (vii) any agreement or note evidencing any Indebtedness; (viii) any license, other than licenses for off-the-shelf software applications; (ix) any agreement with an agent, dealer, distributor, sales representative or franchisee; (x) any agreement for the storage, transportation, treatment or disposal of any Materials of Environmental Concern; (xi) any agreement restricting the right of the Company to use or disclose any information in its possession; (xii) any partnership, joint venture or similar relationship; (xiii) any open purchase order by the Company to any vendor, or from any customer of the Company, which involves an amount in excess of $5,000.00; (xiv) any other agreement which involves an amount in excess of $5,000.00, or is not in the ordinary course of business of the Company; or (xv) any other material contract or agreement affecting the Company, its assets or the Acquired Business.

(b)           Purchase Commitments.  The purchase commitments of the Company are not in excess of the normal, ordinary and usual requirements of the Company’s business or at any excessive price.

(c)           Union and Compensation Agreements.  Except as set forth in Schedule 4.14(c) hereto, the Company does not have, and is not negotiating, any collective bargaining or employment agreements with its employees or with any organization representing any of its employees, and it is not bound by any other agreement with a labor organization; the Company has no agreements, arrangements or commitments that contain any liabilities or obligations for any bonus, deferred compensation, pension, profit sharing or retirement arrangement, whether legally binding or not, with any employee or former employee, and the Company is not presently paying any pension, deferred compensation or retirement allowance to any former employee.

(d)           Benefit Plans.

(i)            Except for the Existing Plans, the Company does not maintain any Benefit Plan.  The Sellers have delivered to Parent true and correct copies of each of the Existing Plans for which written documentation exists, together with copies of any summary plan or similar description thereof and the most recent actuarial reports, audited financial statements and Form 5500 and schedules, if any, with respect thereto.  Each of the Existing Plans is in compliance in all respects with applicable Law, including without limitation, the Code and ERISA, and any Benefit Plan terminated by the Company during the five-year period ending with the date of this Agreement was in compliance with such Law and was terminated in compliance with such Law.  All of the Existing Plans which are intended to meet the requirements of Section 401(a) of the Code have been determined by the Internal Revenue Service to be “qualified” within the meaning of Section 401(a) of the Code or timely application has been made therefor, and there are no facts known to the Sellers which would adversely affect the qualified status of any of the Existing Plans.  There is no accumulated funding deficiency, within the meaning of ERISA or the Code, in connection with the Existing Plans and no reportable event, as defined in ERISA, has occurred in connection with the Existing Plans.  The Company is not in default in any respect in performing its obligations under any of the Existing Plans, and all contributions, payments, liabilities or obligations under any Existing Plans that are required to have been paid on or before the date hereof have been paid or that are required to have been accrued on the date hereof on the books of account of the Company by GAAP applied consistently with the past practice of the Company for year-end financial statements have been so accrued.

(ii)           With respect to each Existing Plan, all reports required under ERISA or any other applicable law or regulation to be filed by or on behalf of such Plan with the relevant governmental authority the failure of which to file could reasonably result in liability to the Company have been duly filed and all such reports are true and correct as of the date given.

(iii)          Neither the Company nor any of its ERISA Affiliates nor any Existing Plan has engaged in a “prohibited transaction” (as such term is defined in Section 4975 of the Code and Sections 406 and 408 of ERISA), which would subject the Company (after giving effect to any exemption) or any Existing Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code, Section 502 of ERISA or any other liability.

(iv)          No Existing Plan has been terminated, nor has any “accumulated funding deficiency” (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), and no funding waiver from the Internal Revenue Service has been received or requested with respect to any Existing Plan and neither the Company nor any of its ERISA Affiliates failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Existing Plan prior to the due date of such contribution under Section 412 of the Code or Section 302 of ERISA, nor has there been any reportable event or any event requiring disclosure under Section 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA with respect to any Existing Plan.

(v)           The value of the assets of each Existing Plan which is a “defined benefit” plan (as defined in Section 3(35) of ERISA) equaled or exceeded the present value of the “benefit liabilities’ (as defined in Section 4001(a)(16) of ERISA) of each such plan as of the end of the preceding plan year, using the plan’s actuarial assumptions as in effect for such plan year.

(vi)          There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted against, and there are no pending or to the knowledge of the Sellers threatened litigation or claims against, the assets of any Existing Plan or against any fiduciary of such Existing Plan with respect to the operation of such Existing Plan, which, if adversely determined, could have an adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company.

(vii)         Except as specified otherwise in Schedule 4.14(d) attached to this Agreement, each of the Existing Plans can be terminated by the Company within a period of 30 days following the Closing Date, without payment of any additional compensation or amount or the additional vesting or acceleration of any benefits under any of such plans.

(viii)        Neither the Company nor any of its ERISA Affiliates has incurred (a) any liability to the PBGC (other than routine claims and premium payments), (b) any withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a multiemployer plan described in Section 3(37) of ERISA or (c) any liability under ERISA Section 4062 to the PBGC, or to a trustee appointed under Section 4042 of ERISA.

(ix)           Neither the Company nor any of its ERISA Affiliates nor any organization to which the Company or any of its ERISA Affiliates is a successor or parent corporation (as described in Section 4069(a) of ERISA) has engaged in a transaction described in Section 4069 of ERISA.

(x)            The Company does not maintain and has not established any “welfare benefit plan” (within the meaning of Section 3(1) of ERISA), other than those listed on Schedule 1.2 to this Agreement, which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant’s termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and the regulations thereunder.

(xi)           The Company and each of its ERISA Affiliates maintaining a “welfare benefit plan” (within the meaning Section 3(1) of ERISA) has complied with all applicable notice and continuation coverage requirements of COBRA and the regulations thereunder such that there would not result any tax, penalty or liability to the Company.

(xii)          Neither the Company nor any ERISA Affiliate has any liability as a successor of any other organization to any Benefit Plan (or beneficiary, sponsor, trustee or fiduciary of such plan) pursuant to successor liability rules of Title IV of ERISA or federal common law.

(xiii)         Except as set forth in Schedule 4.14(d) hereto, the Company has no agreements, arrangements or commitments that contain any severance or termination pay liabilities or obligations, whether legally binding or not, with any employee or former employee, and the Company is not presently paying any severance or termination payments to any former employee.

(e)           Multi-Employer Plans.  Except as set forth in attached Schedule 4.14(e), neither the Company nor any of its ERISA Affiliates contributes, is required to contribute and since January 1, 1976 has contributed, to any multiemployer plan within the meaning of Section 3(37) of ERISA.

(f)            Consents; Renewals; Defaults.  The Company has not received any notice or other information indicating (i) that any of the Contracts set forth in the attached Schedule 4.14(a) will not be renewed upon expiration or (ii) that with respect to any Contract set forth in the attached Schedule 4.14(a) requiring consent as a result of the transactions contemplated by this Agreement, the party whose consent is required will not give that consent.  The Company is not in default under any contract, lease, agreement or other commitment to which it is a party or by which it may be bound, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default by the Company.  The Contracts are valid and binding in accordance with their respective terms and are in full force and effect without any default, waiver or indulgence thereunder by the Company, or, to the knowledge of the Sellers, by any other party thereto.

4.15         Patents, Trademarks and Trade Names.  Schedule 4.15 attached hereto sets forth a true and correct listing of all patents, trade names, trademarks, service marks, common-law trademarks, and copyrights, and all registrations and applications for any of the foregoing, owned, possessed, licensed or used by the Company or otherwise used in the Acquired Business.  Except as set forth in Schedule 4.15 attached hereto, the Company owns the entire right, title and interest in and to the items listed on Schedule 4.15 and such items are not subject to any pending or threatened litigation or other adverse claims.  Such items do not violate any Intellectual Property Rights of any other Person, and as to such items there have been no claims or assertions by any other person or entity of infringement of the same by the Company.  None of the items listed on Schedule 4.15 is invalid or unenforceable, and all filings with respect thereto required to keep such items effective and enforceable have been made by the Company.  All Intellectual Property Rights owned or held by any of the Sellers, by any employee of the Company or by any other Person affiliated with the Sellers or the Company and used in the Acquired Business have been duly and effectively assigned and transferred to the Company.  The Company has not infringed, misappropriated or otherwise conflicted with, and the operation of the Acquired Business as currently conducted will not infringe, misappropriate or otherwise conflict with, any Intellectual Property Rights of any Person, and the Company has not received notice of any claims alleging any of the foregoing.  The Company owns and possesses, or has a valid and enforceable right to use, all Intellectual Property Rights used in the operation of the Acquired Business as presently conducted.

4.16         Environmental Matters.

(a)           Except as set forth in Schedule 4.16 hereto, the Company is and has been in compliance with all Environmental Laws and the Company has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is not in compliance with applicable Environmental Laws, and there are no present circumstances that may prevent or interfere with such compliance in the future.  All permits and other governmental authorizations currently held by the Company pursuant to the Environmental Laws are identified in Schedule 4.16.

(b)           Except as set forth in Schedule 4.16, there is no Environmental Claim pending or, to the knowledge of the Sellers, threatened against the Company, or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

4.17         Computer Systems.  Except as set forth in Schedule 4.17 hereto, all of the computer hardware and software systems, and all equipment including imbedded microprocessors, owned, leased or used by the Company (including, without limitation, those related to equipment, manufacturing processes, quality control activities, accounting and bookkeeping records and record keeping activities, environmental, HVAC and other facility controls, and security and communications systems) are fully operational and are operating properly as designed.

4.18         Transactions with Affiliates.  Except as set forth in Schedule 4.18 hereto, the Company has not, directly or indirectly, purchased, leased from or otherwise acquired any property or obtained any services from, or sold, leased to or otherwise disposed of any property or furnished any services to, or otherwise dealt with, in the ordinary course of business or otherwise, either Seller or any other Person which, directly or indirectly, controls, is controlled by or is under common control with the Company.  All loans or advances from the Company to the Sellers were repaid or otherwise satisfied prior to January 1, 2005, and no such loans or advances are outstanding.  The total amount of such loans and advances repaid or otherwise satisfied in 2004, and the method of repayment or satisfaction, are described in Schedule 4.18 hereto.  Attached to Schedule 4.18 is a true and correct copy of the resolutions of the Board of Directors of the Company authorizing the satisfaction of any such loan or advance by a method other than cash repayment.  The Company has not made and will not make any distribution in the form of cash or direct payment of personal expenses to or on behalf of the Sellers in calendar year 2005 other than the $33,303 paid out during the first four months of calendar year 2005.

4.19         Bank Accounts.  Schedule 4.19 attached hereto contains a complete list of each bank, financial institution and brokerage company in which the Company has an account together with the type of account and the names of all persons authorized to draw thereon or have access thereto.

4.20         No Pending Transactions.  Except for this Agreement, neither the Company nor either Seller is a party to or is bound by any agreement, undertaking or commitment:  (a) to merge or consolidate the Company with, or to have the Company acquire all or substantially all of the properties and assets of, any other Person; (b) to sell, lease or exchange all or substantially all of the Company’s properties and assets to any other Person; (c) to sell or exchange all of substantially all of the capital stock of the Company to any other Person; or (d) to reorganize the Company.

4.21         Indebtedness; Investments.

(a)           Except as disclosed in Schedule 4.21(a) attached hereto, the Company has no Indebtedness.

(b)           Except as disclosed in Schedule 4.21(b) attached hereto, the Company does not own, and does not have any right or obligation to acquire, any Investment.

4.22         Service Warranties.  Attached as Schedule 4.22 to this Agreement are true and accurate copies of all of the forms of service warranty or guaranty now in effect or outstanding with respect to services of the Company and all of the forms of service warranty or guaranty which have been issued by the Company during the past five years.

4.23         Customer Complaints.  Except as set forth on Schedule 4.23 attached hereto, there are no existing or, to the knowledge of the Sellers, threatened customer complaints against the Company (i) for or related to any alleged defective service or (ii) for or related to any service which alleges failure to meet any service warranties of the Company or any applicable standard or specification of any contract or purchase order for such service.  Schedule 4.23 accurately describes all such claims or customer complaints received by the Company during the past two years.

4.24         Benefit Claims.  No person has asserted any claim under which the Company has any liability under any Benefit Plan maintained by the Company or to which the Company is a party, or under any worker’s compensation or similar Law, which is not fully covered by insurance maintained with unaffiliated, financially sound, reputable insurers or, if not insured, for which an adequate reserve is not reflected on the face of the most recent balance sheet included in the Financial Statements (rather that in any notes thereto).

4.25         Special Representations and Warranties of the Sellers.

(a)           By reason of each Seller’s knowledge and experience in financial and business matters and through serving as an officer or director of the Company, and the position as a shareholder of the Company, such Seller is capable of evaluating the merits and risks of the transactions contemplated by this Agreement.  Each Seller is an “accredited investor” as defined in Regulation D promulgated by the SEC under the Securities Act.  Further, each Seller has been represented by such counsel, accountants and other financial advisors to the extent he deems necessary or appropriate to advise him in connection with the transactions contemplated by this Agreement.

(b)           The Sellers have obtained, or had the opportunity to obtain, copies of such information regarding the Company and the Parent (including without limitation each of the Parent SEC Reports), and to ask of representatives of Parent such questions, as the Sellers deem appropriate in connection with evaluating this Agreement and the Special Representations and Warranties provided hereby.

(c)           (i) The Transaction Shares have not been, and will not be, registered under the Securities Act, in reliance upon the exemption from registration thereunder available under Section 4(2), 4(6) and/or 3(b) of the Securities Act and/or Regulation D thereunder and Parent’s reliance on an exemption from registration under the Securities Act is based in part on the representation, warranties and covenants made by the Sellers; (ii) as a result of relying on an exemption from registration, the Transaction Shares may not be sold, offered for sale, transferred, pledged, or hypothecated in the absence of an effective registration statement under the Securities Act or an exemption from registration under said Act and the rules and regulations promulgated by the SEC thereunder; and (iii) each Seller has reviewed and understands the federal income tax and other aspects of an investment in the Transaction Shares with such advice from qualified sources, such as attorneys, accountants, or tax advisers, as each Seller has deemed necessary.  The Sellers understand that neither the Parent nor any other Person has promised to include the Transaction Shares in any registration statement.

(d)           The Transaction Shares are being acquired by each Seller for the Seller’s own account for investment and not with a view to distribution.  Each Seller has no present intention of selling or otherwise disposing of any of the Transaction Shares and has no present intention of dividing the same with others.  Each Seller has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition in any manner of the Transaction Shares.

(e)           The certificate(s) representing the Transaction Shares will bear restrictive legends referring to the restrictions on transfer thereof resulting from their issuance without registration under the securities Laws, in a form substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATES, BUT HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS THEREFROM.  THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE LAWS OF ANY STATE IN WHICH THEY ARE OFFERED OR SOLD, OR AN OPINION OF COUNSEL SATISFACTORY TO ISONICS CORPORATION (UNLESS WAIVED BY IT) THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

(f)            Michael Caridi is a bona fide resident of the State of Connecticut.  Peter V. Christiansen is a bona fide resident of the State of New York.

(g)           Each Seller acknowledges and agrees that he is subject to the Isonics Corporation Policy Against Trading on the Basis of Insider Information and the Isonics Corporation Policy for Stock Trading by Directors, Executive Officers and Other Members of Management, copies of which have been provided to and reviewed by the Sellers.

4.26         Disclosure.  No representation or warranty by the Sellers in this Agreement, and no statement, certificate or schedule furnished or to be furnished by or on behalf of the Sellers pursuant to this Agreement, or any document or certificate delivered to Parent pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.27         Representations and Warranties True at Closing.  The representations and warranties of the Sellers set forth in this Section 4 shall be true and correct on the Closing Date as if made again on and as of the Closing Date.

5.             REPRESENTATIONS AND WARRANTIES OF PARENT.  For the purpose of inducing the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Parent represents and warrants to the Sellers and agrees that:

5.1           Organization Matters Regarding Parent.

(a)           Organization and Qualification; Power.  The Parent is a corporation duly organized and validly existing under the laws of its state of incorporation.  The Parent has all requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted.

(b)           Authorization.  Subject to Section 10.9 of this Agreement, the Parent has all requisite power and authority to enter into this Agreement and the related agreements referred to herein and to carry out its obligations hereunder and thereunder.  Subject to Section 10.9 of this Agreement, no further corporate proceedings on the part of the Parent are necessary to authorize this Agreement or the transactions contemplated hereby, and this Agreement and the related agreements, documents and instruments referred to herein to which the Parent is a party have been duly executed and delivered by Parent, as applicable, and constitute the valid and legally binding obligations of Parent, as applicable, enforceable against it in accordance with their respective terms.

(c)           Compliance; Binding Effect.  Subject to Section 10.9 of this Agreement, the execution and delivery of this Agreement and the related agreements, documents and instruments referred to herein, and the consummation of the transactions contemplated hereby, have been duly authorized on behalf of the Parent by all requisite director and stockholder action and will not (i) violate any provisions of the Certificate of Incorporation or Bylaws of Parent or (ii) constitute a default under, or constitute an event which with the giving of notice or the lapse of time or both would become a default under, or create any rights of termination, cancellation, purchase, or acceleration in any person under, any mortgage, lien, lease, agreement or other instrument or obligation to which Parent is a party or by which Parent is bound, or (iii) violate or conflict with any law, statute, regulation, order, writ, injunction, judgment, arbitration award, decree or other restriction of any kind or character to which Parent is subject or by which Parent or Newco is bound.

(d)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body, or third party is required for the consummation and performance by Parent of the transactions contemplated by this Agreement.

(e)           Capitalization of Parent.  The entire authorized capital stock of Parent consists of:  (i) 75,000,000 shares of Parent Common Stock, of which 27,696,800 were issued and outstanding on April 22, 2005; and (ii) 10,000,000 shares of preferred stock, no par value, of which 40,466 were issued and outstanding on April 22, 2005.

(f)            Authorization.  All of the outstanding shares of Parent Common Stock are, and the shares of Parent Common Stock to be issued pursuant to this Agreement will be when issued, duly authorized, validly issued, fully paid and nonassessable.

5.2           Parent SEC Reports.

(a)           Definition.  As used in this Agreement, “Parent SEC Reports” shall mean all reports, registration statements, definitive proxy statements, prospectuses and amendments thereto filed by Parent with the SEC since May 1, 2004 or filed by Parent with the SEC after the date of this Agreement and prior to the Effective Time.

(b)           Parent SEC Reports.  The Parent SEC Reports:  (i) complied or will comply, as the case may be, in all material respects with the then applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC issued thereunder; and (ii) did not or will not, as the case may be, contain as of their respective filing dates any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           Financial Statements.  The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Reports have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

5.3           Disclosure.  No representation or warranty by Parent in this Agreement, and no statement, certificate or schedule furnished or to be furnished by or on behalf of it pursuant to this Agreement, or any document or certificate delivered to the Sellers pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

5.4           Representations and Warranties True at Closing.  The representations and warranties of the Parent set forth in this Section 5 shall be true and correct on the Closing Date as if made again on and as of the Closing Date.

6.             COVENANTS OF SELLERS.

6.1           Conduct Pending Closing Date.  Sellers covenant and agree that from and after the date of this Agreement and until the Closing Date:

(a)           Full Access.  Parent and its authorized representatives shall have full access during normal business hours to examine the Leased Real Estate and all properties,

books, records, financial statements, contracts and documents of the Company, and the Company’s officers and employees will cooperate fully with this examination.  Sellers shall afford Parent with the full opportunity to have access to the Company’s personnel.  Sellers shall furnish, or cause to be furnished, to Parent and its authorized representatives all information with respect to the Leased Real Estate and the Company’s affairs and business as Parent may reasonably request.  Parent shall be entitled to contact and communicate with the Company’s vendors, customers, employees, brokers and other persons having business dealings with the Company.

(b)           Carry on in Regular Course.  The Company shall carry on and operate the business of the Company diligently and substantially in the same manner as heretofore, shall pay when due all of its obligations and liabilities, and shall not change any methods of management, accounting or operation, except with the prior written consent of the Parent.

(c)           Increases Limited.  Without the prior written consent of the Parent, the Company shall not grant or permit any increase in the compensation payable or to become payable to any of the Company’s employees, or grant or permit any increase in the benefits under any bonus plan, pension plan or other contract or commitment, or increase the compensation payable to or to become payable to any of the Company’s officers or key employees, or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such employees, officers or agents.

(d)           Contracts and Commitments.  The Company shall not enter into any contract or commitment, or engage in any other transaction, not in the usual and ordinary course of its business and consistent with its business practices, without the prior written consent of the Parent.  The Company shall not enter into or negotiate any agreement with any labor organization that will bind the Parent or the Company without the prior consent of the Parent.

(e)           Maintenance.  The Company shall operate, maintain and repair its property and assets in a normal business manner, and shall not use or operate its property or assets in other than a normal business manner.

(f)            Preservation of Organization.  The Sellers shall use their best efforts (without making any commitments on behalf of the Parent) to preserve the Company’s business organization intact, to keep available its present key employees, and to preserve its present relationships with those having business relations with it.  The Company shall not dispose of or remove from its business premises any assets used in the operation of its business except in the ordinary course of business, or encumber, mortgage or pledge its property or assets.

(g)           No Default.  The Company shall not do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract, commitment or obligation to which it is subject.

(h)           Compliance with Laws.  The Company shall comply with all Laws and orders of any court or governmental agency that are applicable to its business or the operation thereof.

(i)            Indebtedness.  The Company shall not create any Indebtedness or other liabilities, whether long-term or otherwise, whether fixed or contingent, other than other liabilities incurred in the usual and ordinary course of business and other liabilities incurred pursuant to existing contracts and agreements disclosed in the schedules submitted in connection herewith.

(j)            Insurance.  The Company shall maintain all of its insurance in effect as of the date hereof.

(k)           Consents.  The Sellers shall, at their own expense, obtain and furnish to the Parent, in form and substance acceptable to the Parent, the consents listed in Schedule 4.4 attached hereto and an estoppel certificate from the landlord under the Real Estate Leases.

(l)            Exclusive Dealing.  Neither the Company nor any Seller shall, nor shall they permit their officers, directors, employees, agents or other representatives (or any financial advisor or other agent acting on behalf of any of the foregoing) to, directly or indirectly, (i) solicit, initiate, accept or encourage (including by way of furnishing any non-public information concerning the business, properties or assets of the Company) any inquiries , proposals or offers relating to (A) a merger, consolidation, exchange of securities, reorganization, business combination or other similar transaction involving the Company, the capital stock of the Company or the assets of the Company, other than any such transaction or series of transactions in which the Parent is the acquiring party, or (B) a sale, transfer or other disposition of the assets or capital stock of the Company in a single transaction or series of related transactions, other than any such transaction or series of transactions in which the Parent is the acquiring party, or (ii) participate in any discussion or negotiations regarding, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek any of the foregoing, and the Sellers will advise the Parent of any inquiry or proposal relating thereto within forty-eight (48) hours following receipt of any indication of any of the foregoing and shall fully inform the Parent on a prompt basis of the details of any of the foregoing.

(m)          Investments.  The Company shall not make any Investments not in the ordinary course of business without the consent of the Parent.

(n)           Redemptions; Issuance of Stock.  The Company shall not (i) issue any additional shares of stock of any class or grant any warrants, options or rights to subscribe for or acquire any additional shares of stock of any class, or (ii) directly or indirectly redeem, purchase or otherwise acquire, recapitalize or reclassify any of its capital stock or liquidate in whole or in part.

(o)           Amendments.  The Company shall not amend its Certificate of Incorporation or Bylaws.

(p)           Benefit Plans.

(i)            Retirement Plans.  The Company shall terminate its participation and that of its employees in the SRC Industries 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”) on the Closing Date.

(ii)           Health Plans.  Effective as of the Closing Date, Sellers shall cause the ERISA Affiliates of the Company to terminate their participation and that of their employees in the health plan sponsored by the Company, which currently provides medical and prescription drug benefits to employees of the Company and at least one employee of an ERISA Affiliate.

(iii)          Dental Plans.  Effective as of the Closing Date, the Company shall terminate its participation in the SRC Industries Dental Plan (the “Dental Plan”) and shall adopt a dental plan that otherwise mirrors the Dental Plan.

6.2           Further Acts.  On the Closing Date, or thereafter if necessary, the Sellers shall, without cost or expense to Parent, execute and deliver to or cause to be executed and delivered to Parent such further instruments of transfer and conveyance and take such other action as Parent may reasonably require to carry out more effectively and completely the transactions contemplated by this Agreement.

6.3           Seller Representative.  By signing this Agreement, the Sellers hereby irrevocably make, constitute and appoint Michael Caridi as their true and lawful attorney-in-fact to take all actions required under this Agreement on behalf of the Sellers (including, without limitation, the resolution or dispute of any claims) in their name and stead and further ratify and approve all such actions as their own.  In the event of the death, inability to act or declination to act of Michael Caridi, then a successor Seller Representative shall be selected by the Sellers by majority in interest vote.

6.4           Released Liabilities.  As of the Closing the Sellers assume and agree to pay and be responsible for the Released Liabilities, and release the Parent and the Company from all of the Released Liabilities.

6.5           Indebtedness.  As of the Closing, the Company shall have no Indebtedness other than the Indebtedness disclosed on Schedule 4.21(a) attached hereto.

6.6           No Breach of Representations and Warranties.  The Sellers shall not take or permit any action that will cause any representation or warranty of the Sellers set forth in this Agreement to be breached, and the Sellers shall use their best efforts to cause such representations and warranties to remain true and correct.  The Sellers shall promptly notify the Parent of the occurrence of any event or the failure of any event to occur that results in a breach of any such representation or warranty.

6.7           Affiliate Property.  At Closing, the Sellers shall cause their affiliates that own the Affiliate Property to assign and transfer ownership of the Affiliate Property to the Company, for no additional consideration, by an assignment and bill of sale acceptable to Parent, free and clear of all liens, claims and encumbrances of any nature whatsoever.

7.             COVENANTS OF PARENT.

7.1           Further Acts.  On the Closing Date, or thereafter if necessary, Parent shall, without cost or expense to the Sellers, execute and deliver to or cause to be executed and delivered to the Sellers such further instruments and take such other action as the Sellers may reasonably require to carry out more effectively and completely the transactions contemplated by this Agreement.

7.2           No Breach of Representations and Warranties.  The Parent shall not take or permit any action that will cause any representation or warranty of the Parent set forth in this Agreement to be breached, and the Parent will use its best efforts to cause such representations and warranties to remain true and correct.  The Parent shall promptly notify the Seller Representative of the occurrence of any event or the failure of any event to occur that results in a breach of any such representation or warranty.

8.             MUTUAL COVENANTS AND WARRANTIES.

8.1           Publicity.  No public announcement or other publicity regarding the transactions referred to herein shall be made by any party hereto without the prior written approval of Parent and the Seller Representative as to form, timing and manner of distribution or publication, except to the extent otherwise required by Law or by the rules of any exchange upon or through which the Parent’s capital stock is traded on advice of counsel.

8.2           Specific Performance.  Each of Parent and the Sellers acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique and recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law.  Accordingly, the parties agree that such non-breaching party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce their rights and the other party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

8.3           Brokerage.  The Sellers and Parent respectively warrant to each other, as to the warranting party’s conduct, commitments and knowledge, that no person provided services as a broker, agent or finder in this transaction.  The Sellers and Parent shall respectively indemnify the other for any claim asserted by any other person purporting to act on behalf of the respective indemnitor as a broker, agent or finder in connection with this transaction.

8.4           Reasonable Efforts.  Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use its commercially reasonable efforts (i) to perform its obligations hereunder, and (ii) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby.

8.5           Closing Receivables.  If any Closing Receivables are or become uncollectible as provided in Section 4.3 of this Agreement, then the Parent shall have the right to require the Sellers to purchase for cash from the Company, at face value, such Closing Receivables.  If the Parent exercises this right, then upon tender by the Company to the Seller Representative of the assignment of such receivables, without recourse, the Sellers shall pay to the Company in cash the full face value thereof within 10 days after such tender.  To the extent the Parent exercises its right to have the Sellers purchase such Closing Receivables and such Closing Receivables are at any time thereafter collected by the Company, the Parent shall cause the Company to repay to the Sellers such collected amounts.  All Closing Receivables shall be considered collected on a specific identification basis for purposes of determining the amount of Closing Receivables collected under Section 4.3 and this Section 8.5; provided that payments received by the Company from debtors of the Acquired Business without instruction as to application shall be applied to the earliest invoices outstanding from such debtors.  Sellers may pursue any and all lawful means of collection of any Closing Receivables assigned by the Company to the Sellers pursuant to this Section 8.5.

9.             TERMINATION OF AGREEMENT.

9.1           Causes.  This Agreement and the transactions contemplated hereby may be terminated at any time prior to the completion of the Closing as follows, and in no other manner:

(a)           By mutual consent of the parties;

(b)           By written notice from the Parent to the Seller Representative if:

(i)            there has been a material misrepresentation or breach by the Sellers in the representations, warranties, agreements or covenants of the Sellers set forth herein; or

(ii)           any of the conditions provided for in Section 10 of this Agreement have not been satisfied or waived by the Parent in writing and the Closing has not occurred by May 20, 2005 or the date of such notice, whichever is later; or

(iii)          the Closing has not occurred by May 31, 2005, for reasons other than the failure of the Parent to perform its obligations hereunder.

(c)           By written notice from the Seller Representative to the Parent if:

(i)            there has been a material misrepresentation or breach by the Parent in the representations, warranties, agreements or covenants of the Parent set forth herein; or

(ii)           any of the conditions provided for in Section 11 of this Agreement have not been satisfied or waived by the Seller Representative in writing and the Closing has not occurred by May 20, 2005, or the date of such notice, whichever is later; or

(iii)          the Closing has not occurred by May 31, 2005, for reasons other than the failure of the Sellers to perform their obligations hereunder.

9.2           Effect of Termination.  In the event of a termination of this Agreement by the Parent or the Seller Representative under Sections 9.1(b) or 9.1(c), the terminating party shall have such rights and remedies in law or in equity as the law may provide.

9.3           Right to Proceed.  If any of the conditions specified in Section 10 hereof have not been satisfied, the Parent, in addition to any other rights that may be available to it, may waive its rights to have such conditions satisfied prior to Closing and may proceed with the transactions contemplated hereby, and if any of the conditions specified in Section 11 hereof have not been satisfied prior to Closing, the Sellers, in addition to any other rights that may be available to them, may waive their rights to have such conditions satisfied prior to Closing and may proceed with the transactions contemplated hereby; provided, however, that any such waiver by the Parent or the Sellers, as the case may be, shall in no way diminish or eliminate any other rights that may be available to the waiving party related to or as a result of the waived conditions or conditions not having been satisfied prior to Closing.

10.           CONDITIONS TO OBLIGATIONS OF PARENT.  The obligations of the Parent to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, and these conditions shall be valid, effective and enforceable notwithstanding any disclosure by the Sellers of any item covered hereby, irrespective of whether such disclosure is in this Agreement, the schedules hereto or otherwise, and irrespective of whether such disclosure is made before or after the execution of this Agreement:

10.1         Acts to be Performed.  Each of the acts and undertakings, obligations and covenants of the Sellers to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with on or before the Closing Date.

10.2         Representations and Warranties.  Each of the representations and warranties of the Sellers herein contained shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

10.3         Due Diligence.  The Parent shall have completed its due diligence review of the Leased Real Estate and the Company’s business, assets, liabilities, legal matters, employment matters, environmental matters, financial condition, customer matters, supplier matters, broker matters and employee matters and its contact and communication with the suppliers, customers, brokers and employees of the Company, and this review and contact shall have confirmed, in the Parent’s sole reasonable judgment, (i) the accuracy and completeness of the information concerning the Company’s customers, suppliers, brokers and employees previously supplied to the Parent by the Sellers, and (ii) that there has not occurred or failed to occur any event the occurrence or failure to occur of which, as the case may be, is or is reasonably likely to be, and no condition exists that is or is reasonably likely to be, materially adverse to the customer, supplier, broker or employee relationships of the Company or the Acquired Business, and (iii) that the Leased Real Estate and the financial condition, property, business, results of operations and prospects of the Company are satisfactory.

10.4         No Material Adverse Change.  There shall not have occurred (i) any material adverse change since January 1, 2005 in the business, prospects, properties, results of operations or business or financial condition of the Company, and there shall not have been any occurrence, circumstance or combination thereof (whether arising heretofore or hereafter), including litigation pending or threatened, that might reasonably be expected to result in any such material adverse change before or after the Closing Date, or (ii) any loss or damage to any of the assets of the Company or the Leased Real Estate (whether or not covered by insurance) that could materially affect or impair the ability of the Company to conduct after the Closing Date the business now being conducted by the Company.

10.5         Ordinary Course.  The Company shall have operated its business in the ordinary course since January 1, 2005, and there shall have been no transactions outside the ordinary course of business including, but not limited to, a sale of assets, a renegotiation of contracts, a payment of bonus, or the execution of new labor, management, or supplier contracts without the prior written consent of the Parent.

10.6         Third-party Consents.  All authorizations, consents and approvals of all governmental agencies and authorities required to be obtained in order to permit consummation by the Sellers of the transactions contemplated by this Agreement and to permit the business currently carried on by the Company to continue to be carried on by the Company unimpaired immediately following the Closing Date shall have been obtained.  The Sellers shall have also obtained all other necessary third-party consents and approvals to the transactions contemplated by this Agreement, including those set forth in Schedule 4.4 attached hereto.  None of such consents or approvals shall be conditioned upon any action or commitment, other than those specified in this Agreement, to be taken or made by the Parent.

10.7         Statutory Requirements; Litigation.  All statutory requirements for the valid consummation by the Sellers of the transactions contemplated by this Agreement shall have been fulfilled; between the date of this Agreement and the Closing Date, no action, investigation or proceeding shall have been instituted or shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

10.8         Other Agreements and Documents.  On or before the Closing Date, the Parent shall have received the closing deliveries specified in Section 3.2(a) of this Agreement.

10.9         Board Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the Parent’s Board of Directors.

10.10       Liens.  The Company’s assets shall be free and clear of all security interests, mortgages, deeds of trust, liens, claims and encumbrances of any nature whatsoever.

10.11       Employment Agreements.  The Parent shall have negotiated satisfactory employment agreements with Michael Caridi, Peter V. Christiansen and William McLauthlen.

10.12       SEC Audited Statements.  The financial statements (balance sheet, statement of earnings, statements of changes in stockholders’ equity, statements of cash flows and supplementary statements, together with footnotes) for the Company for the fiscal years ended December 31, 2003 and December 31, 2004 shall have been audited by the independent certified public accounting firm of Hein & Associates LLP, who shall have determined, in its sole professional judgment, that such financial statements are in accordance with GAAP and SEC requirements applicable to the Parent.

10.13       Parent Stock Value.  The Parent Stock Value shall not be less than $1.75.

10.14       Lease.  The Parent and Michael Caridi shall have caused the Lease Agreement to be signed and delivered.

11.           CONDITIONS TO OBLIGATION OF SELLERS.  The obligation of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, and these conditions shall be valid, effective and enforceable notwithstanding any disclosure by the Parent of any item covered hereby, irrespective of whether such disclosure is in this Agreement, the schedules hereto, or otherwise and irrespective of whether such disclosure is made before or after the execution of this Agreement:

11.1         Acts to be Performed.  Each of the acts and undertakings, obligations and covenants of the Parent to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with on or before the Closing Date.

11.2         Representations and Warranties.  Each of the representations and warranties of the Parent therein contained shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

11.3         Statutory Requirements; Litigation.  All statutory requirements for the valid consummation by the Parent of the transactions contemplated by this Agreement, shall have been fulfilled; between the date of this Agreement and the Closing Date, no action, investigation or proceeding shall have been instituted or shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

11.4         Other Agreements and Documents.  On or before the Closing Date, the Sellers shall have received the closing deliveries specified in Section 3.2(b) of this Agreement.

11.5         Parent Stock Value.  The Parent Stock Value shall not be greater than $3.00.

12.           SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS; INDEMNIFICATION.

12.1         Survival of Representations, Warranties, Agreements and Covenants.

(a)           Each and every representation and warranty made by the Parent or the Sellers in this Agreement or in any exhibits, schedules, instruments of transfer or other documents delivered pursuant thereto or in connection therewith shall be effective regardless of any investigation that may have been or may be made at any time by or on behalf of the party to whom such representation or warranty is made and shall survive the Closing, but except as otherwise provided in this Section 12.1, shall terminate on the date that is twenty-four (24) months after the Closing Date, and thereafter shall be of no further force or effect.

(b)           Any representation or warranty of the Sellers relating to any Tax or Tax Return or employee benefits, retirement or to any other matter governed by ERISA shall extend until thirty (30) days after the expiration of the applicable statutory period of limitations, including any extension thereof.

(c)           Any representation or warranty of the Sellers relating to title to or ownership of the Purchased Stock, stock options, capitalization of the Company or ownership of assets by the Company shall extend for an unlimited period after the Closing Date.

(d)           All covenants and agreements contained in this Agreement or in any related agreement, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing Date in accordance with their terms.

(e)           The date on which any representation, warranty, covenant or agreement terminates in accordance with this Section 12 is referred to herein as the “Cut-off Date” for such representation, warranty, covenant or agreement.  Any representation, warranty, covenant or agreement that would otherwise terminate at the Cut-off Date with respect thereto shall survive if bona fide notice in reasonable specificity of the breach, inaccuracy or nonperformance thereof shall have been given on or prior to the Cut-off Date with respect thereto to the party against whom indemnification may be sought.

(f)            The covenants and agreements contained in this Section 12 shall survive until such time as any claim for indemnification is finally settled in accordance with the terms thereof.

12.2         Indemnification by Parent.

(a)           Parent agrees to indemnify the Sellers and hold the Sellers harmless from and against any and all Losses incurred or sustained by, or imposed upon, the Sellers with respect to or by reason of (i) any breach or inaccuracy on the part of Parent of any of its representations and warranties contained in this Agreement or in any related agreement, certificate, document or instrument delivered by Parent hereunder or (ii) any breach, default or lack of performance on the part of Parent of any of its agreements or covenants contained in this Agreement or in any related agreement, certificate, document or instrument delivered by Parent hereunder.

(b)           The Sellers shall not be entitled to indemnification under Section 12.2(a) with respect to any claim for indemnification thereunder, unless the Seller Representative has given Parent written notice of such claim in reasonable specificity prior to the applicable Cut-off Date.

12.3         Indemnification by the Sellers.

(a)           The Sellers jointly and severally agree to indemnify Parent and the Company and hold them harmless from and against any and all Losses incurred or sustained or suffered by, or imposed upon, Parent or the Company, with respect to or by reason of (i) any breach or inaccuracy on the part of the Sellers of any of the Sellers’ representations and warranties contained in this Agreement or in any related agreement, certificate, document or instrument delivered by Sellers hereunder or (ii) any breach, default or lack of performance on the part of the Sellers of any of the Sellers’ agreements or covenants contained in this Agreement or in any related agreement, certificate, document or instrument delivered by the Sellers hereunder or (iii) any suit, action, proceeding or claim now pending or which may be made or brought hereafter based upon any incident or transaction related to the business of the Company occurring prior to or on the Closing Date or (iv) the Released Liabilities.

(b)           Parent and the Company shall not be entitled to indemnification under Section 12.3(a) with respect to any claim for indemnification thereunder, unless Parent has given the Seller Representative written notice of such claim in reasonable specificity prior to the applicable Cut-off Date.

12.4         Interest.  Any payment required to be made by Parent or the Sellers pursuant to this Section 12 shall be made with interest for the period from the date the indemnification claim is made to the date of payment at an annual rate equal to the prime rate of interest as published in the Wall Street Journal from time to time, and the rate of interest hereunder shall change with each change in such prime rate.

12.5         Procedures for Third-Party Claims.

(a)           Any party seeking indemnification pursuant to this Section 12 (the “Indemnified Party”) in respect of any legal proceeding, action, claim or demand (in each case, a “Claim”) instituted by any third person or governmental entity shall give the party from whom indemnification with respect to such claim is sought (the “Indemnifying Party”) (i) prompt written notice (but in no event more than twenty (20) days after the Indemnified Party acquires knowledge thereof) of such Claim and (ii) copies of all documents and information relating to any such Claim within twenty (20) days of their being obtained by the Indemnified Party; provided, that the failure by the Indemnified Party to so notify or provide copies to the Indemnifying Party shall not relieve the Indemnifying Party from any liability to the Indemnified Party for any liability hereunder except to the extent that such failure shall have actually prejudiced the defense of the Claim.

(b)           The Indemnifying Party shall have the right, at its option and expense, to defend against, negotiate, settle or otherwise deal with any Claim with respect to which it is the Indemnifying Party and to be represented by counsel of its own choice, and the Indemnified Party will not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, so long as the Indemnifying Party is contesting or defending the same with reasonable diligence and in good faith.  The Indemnified Party may participate in any proceeding with counsel of its choice and at its expense.  The Indemnifying Party may not enter into a settlement of any such claim without the consent of the Indemnified Party, which consent shall be not unreasonably withheld, unless such settlement requires no more than a monetary payment for which the Indemnified Party is fully indemnified by the Indemnifying Party or involves other matters not binding upon the Indemnified Party.  In the event the Indemnifying Party does not, within fifteen (15) days after it receives written notice of the Claim from the Indemnified Party, agree in writing to accept the defense of, and assume all responsibility for, such Claim as provided above in this Section 12.5(b), then the Indemnified Party shall have the right to defend against, negotiate, settle or otherwise deal with the Claim in such manner as the Indemnified Party deems appropriate, in its sole discretion, and the Indemnified Party shall be entitled to indemnification therefor from the Indemnifying Party under this Section 12.

13.           GOVERNING LAW.  This Agreement shall be governed by and construed under and in accordance with the laws of the State of New York.

14.           NOTICES.  Any notice or other communication required or permitted hereunder shall be in writing and shall be considered delivered in all respects when it has been delivered by hand or overnight courier, by acknowledged facsimile transmission followed by the original mailed by certified mail, return receipt requested, or three (3) days after it is mailed by certified mail, return receipt requested, first class postage prepaid, addressed as follows:

To Parent	With a copy to:
(and to Company after Closing):

Isonics Corporation	Patrick J. Goebel
Attn: Lindsay Gardner,	Quarles & Brady LLP
Vice President	411 East Wisconsin Avenue
5906 McIntyre Street	Milwaukee, WI 53202
Golden, CO 80403	Fax: 414-271-3552
Fax: 303-279-7300

To the Sellers	With a copy to:
or the Seller Representative
(and to Company before Closing):

Michael Caridi	The Vincent A. DeIorio Law Firm
645 Fifth Avenue	2975 Westchester Avenue
8th Floor	Suite 207
New York, New York 10022	Purchase, New York 10577
Fax: 212-980-2077	Fax: 914-696-0450

or such other addresses as shall be similarly furnished in writing by either party.

15.           EXHIBITS.  All exhibits and schedules hereto are by reference incorporated herein and made a part hereof.

16.           ENTIRE AGREEMENT; BINDING EFFECT.  This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there are no agreements or understandings between the parties other than those set forth herein or executed simultaneously or in connection herewith.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

17.           HEADINGS.  The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

18.           EXPENSES.  The Sellers shall be responsible for and shall pay on-half (1/2), and the Parent shall be responsible for and shall pay one-half (1/2), of the cost of the audit described in Section 10.12 of this Agreement.  Except as provided in the first sentence of this Section 18, the parties hereto shall bear their respective expenses incurred in connection with the negotiation, execution and performance of this Agreement without obligation to pay or contribute to the expenses incurred by any other party.  Except as provided in the first sentence of this Section 18, the Sellers shall be responsible for all Professional and Transaction Fees and the Company shall have no liability therefor.

19.           AMENDMENT.  This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed on behalf of all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

20.           WAIVER.  The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce that provision or any other provision hereof at any time thereafter, except as specifically limited herein.

21.           TIME OF THE ESSENCE.  Time is deemed to be of the essence with respect to all of the terms, covenants, representations and warranties of this Agreement.

22.           ASSIGNMENT.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

23.           COUNTERPARTS; FACSIMILE SIGNATURE.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Each of the parties to this Agreement agrees that a signature affixed to a counterpart of this Agreement and delivered by facsimile by any person is intended to be its, his or her signature and shall be valid, binding and enforceable against such person.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement all as of the day and year first above written.

PARENT:

ISONICS CORPORATION

By:

Title:

SELLERS:

Michael Caridi

Peter V. Christiansen

COMPANY:

PROTECTION PLUS SECURITY
CONSULTANTS, INC.

By:

Title: